Exhibit 99.1

Tidewater to Present at the Lehman Brothers CEO Energy Conference

NEW ORLEANS, August 24, 2007 – Tidewater Inc. (NYSE: TDW) announced today that Dean Taylor, Chairman, President and Chief Executive Officer, will present at the Lehman Brothers CEO Energy Conference in New York on Thursday, September 6, 2007, at 8:05 a.m. CDST (9:05 a.m. Eastern). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available at 9:05 a.m. CDST on September 7, 2007. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 455 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.